EXHIBIT 3(b)(1)
SECOND AMENDED AND RESTATED BY-LAWS
OF
XEROX CORPORATION
February 14, 2024
ARTICLE I
OFFICES

Section 1.    Registered Office.
The registered office shall be established and maintained at such place in the County of Monroe, State of New York, as the Board of Directors may determine.
Section 2.    Other Offices.
The Corporation may have other offices, either within or without the State of New York, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.    Annual Meetings.
Annual meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of New York, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of meeting.
Section 2.    Special Meetings.
Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the Board of Directors. Such request shall state the purpose of the proposed meeting. Special meetings of the shareholders may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 3.    Notice of Meetings.
Written notice, stating the place, date and time of any annual or special meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat personally or by first class mail at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.
Section 4.    Quorum.
Except as otherwise required by law, by the Certificate of Incorporation or these By-laws, the presence, in person or by proxy, of shareholders holding a majority of the shares of the Corporation issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Unless a new record date is fixed, only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty days, or if after adjournment a new record date is fixed, a notice of the adjournment of the meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 5.    Voting.
Each shareholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be required to decide all matters except as otherwise provided by the Certificate of Incorporation or the laws of the State of New York.
Section 6.    Shareholder List.
The officer who has charge of the stock ledger of the Corporation shall at least ten (10) days before each meeting of shareholders prepare a complete alphabetical address list of the shareholders entitled to vote at the ensuing meeting, with the number of shares held by each. Said list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 7.    Business Transacted.
No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.
Section 8.    Action Without Meeting.
Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.
ARTICLE III
DIRECTORS
Section 1.    Responsibility.
The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders or otherwise.
Section 2.    Number, Term and Voting.
The Board of Directors shall consist of one (1) director, or such other number as the shareholders shall designate from time to time, who shall be at least 18 years of age, and who shall be elected to serve until their successors shall be elected and shall qualify, unless sooner removed. All directors shall have equal voting power.
Section 3.    Resignations.
Any director or member of a committee may resign at any time. The acceptance of a resignation shall not be necessary to make it effective.
Section 4.    Vacancies.
Newly created directorships resulting from any increase in the authorized number of directors or vacancies in the office of any director or member of a committee may be filled by a majority of the remaining directors in office, though less than a quorum, by a majority vote, and the directors or members so chosen shall hold office until the next annual meeting and until their successors are duly elected and shall qualify, unless sooner removed.

Section 5.    Removal.
Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock issued, outstanding and entitled to vote, at a special meeting of the shareholders called for this purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the shareholders entitled to vote.
Section 6.    Meetings; Place and Time.
The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York as it may from time to time determine.
Section 7.    Regular Annual Meetings.
A regular annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders at the same place or at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.
Section 8.    Other Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 9.    Special Meetings; Notice.
Special meetings of the Board may be called by the President on three (3) days’ notice to each director, either personally or by mail or by wire; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one director. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.
Section 10. Quorum.
At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Action Without Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 12. Telephone Meetings.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee, designated by the Board of Directors, or any committee, may participate in meetings of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 13. Committees Of Directors.
The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each such committee shall serve at the pleasure of the Board.
Section 14. Compensation Of Directors.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
CHAIRMAN OF THE BOARD AND OFFICERS
Section 1.    Chairman of the Board.
If the shareholders so determine, there shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.

Section 2.    Vice Chairman of the Board.
There may be a Vice Chairman of the Board, who may be, but need not be, an officer or employee of the Corporation. The Vice Chairman of the Board shall be chosen from among the Directors. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all at all meetings of the shareholders and the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. In the absence or inability to act of the Chairman of the Board, or if the office of the Chairman of the Board be vacant, the Vice Chairman of the Board, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others, shall perform all duties and may exercise all powers of the Chairman of the Board. The Vice Chairman of the Board shall also have such powers and perform such other duties as may be assigned to him or her by the Board and the Chairman of the Board.
Section 3.    Number.
The officers of the Corporation shall be a Chief Executive Officer and a Secretary. The Board may elect a President, one or more Vice Presidents, a Treasurer, and such other officers as the Board of Directors may in its discretion determine. Any two or more offices may be held by the same person, including by the Chairman of the Board and Vice Chairman of the Board.
Section 4.    Term of Offices and Qualifications.
The Chairman of the Board, the Vice Chairman of the Board and those officers elected pursuant to Section 3 of this Article IV shall be chosen by the Board of Directors on the day of the Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing the Chairman of the Board or such officer, the term of office of the Chairman of the Board or such officer, as applicable, shall extend to and expire at the meeting of the Board held on the day of the next Annual Meeting.
Section 5.    Additional Officers.
Additional officers other than those elected pursuant to Section 3 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.
Section 6.    Removal of Chairman of the Board, Vice Chairman of the Board and Officers.
The Chairman of the Board, the Vice Chairman of the Board and/or any officer may be removed by the Board of Directors with or without cause, at any time. Removal of the Chairman of the Board, Vice Chairman of the Board and/or an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as Chairman of the Board, Vice Chairman of the Board and/or an officer shall not of itself create contract rights.

Section 7.    Resignation.
The Chairman of the Board, the Vice Chairman of the Board and/or any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.
Section 8.    Vacancies.
A vacancy in any office, including Chairman of the Board, shall be filled by the Board of Directors.
Section 9.    Chief Executive Officer.
The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is also a Director, meetings of Directors at which he or she is present.
Section 10.    President.
The President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors.
Section 11.    The Vice Presidents.
Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. With respect to seniority of Vice Presidents, unless the Board determines otherwise, Executive Vice Presidents shall be first in order of priority, Senior Vice Presidents shall be second in order of priority and Vice Presidents shall be third in order of priority.
Section 12.    The Treasurer.
The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of and to the credit of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 13.    The Secretary.
It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article V of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Corporation’s Directors and officers and their residence addresses; he or she shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, Directors, and the committees of the Board which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer of the Corporation, or in the custody of some other person authorized by the Board of Directors to have such custody.
Section 14. Appointed Officers.
The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.
Section 15.    Assignment and Transfer of Stocks, Bonds, and Other Securities.
The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Corporation.
Section 16.    Voting of Shares Held in the Name of the Corporation.
The Chief Executive Officer, the President, the Secretary, any Assistant Secretary, and each of them, is authorized to vote, represent and exercise for and on behalf of the Corporation all rights incident to any and all shares and/or ownership interests of any other corporation(s) and/or other forms of legal entities standing in the name of the Corporation. This authority may be exercised either in person or by any other person authorized to do so by proxy or power of attorney duly executed by the Chief Executive Officer, the President, the Secretary or any Assistant Secretary.

ARTICLE V
MISCELLANEOUS
Section 1.    Certificates of Stock.
The shares of the Corporation shall be uncertificated.
Section 2.    Transfer Of Shares.
Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her duly authorized attorney, on delivery to the Corporation of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Law of the State of New York. A person in whose name stock of the Corporation stands on the books of the Corporation shall be deemed the owner thereof as regards the Corporation. No transfer of stock shall be valid as against the Corporation, or its shareholders for any purpose, until it shall have been entered in the stock records of the Corporation as specified in these By-Laws by an entry showing from and to whom transferred.
Section 3.    Shareholders Record Date.
In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 4.    Registered Shareholders.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, except as otherwise provided by the laws of New York.

Section 5.    Dividends.
Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the Board shall deem conducive for the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.
Section 6.    Seal.
The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, NEW YORK.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 7.    Fiscal Year.
The fiscal year of the Corporation shall be from January 1 to December 31.
Section 8.    Checks.
All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
Section 9. Execution of Contracts.
The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.
Section 10. Loans.
No loans shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.

Section 11. Notice and Waiver Of Notice.
Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated. All notices and other communications which are required or permitted to be given under these By-laws shall be in writing and shall be delivered either personally or by telex or telecopier or registered or certified mail (airmail if overseas), postage prepaid, and shall be deemed effectively notified, if such notice or other communication is delivered in person or by telex or telecopier, or (ii) upon the tenth (10th) business day following the deposit thereof in the mail to the person to be notified at such person's address as it appears on the records of the Corporation. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
Whenever a notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such shareholder, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at is commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.
Section 12. Indemnification of Directors and Officers.
Except to the extent expressly prohibited by law, the Corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the Corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Corporation shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Corporation is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law.

ARTICLE VI
AMENDMENTS
The shareholders shall have the power to amend, repeal or adopt By-laws at any annual or special meeting of shareholders. The Board of Directors shall have the power to amend, repeal or adopt By-laws at any regular or special meeting of the Board of Directors. Any By-laws adopted by the Board of Directors may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors.